Execution Copy
Exhibit 10.6
INVESTMENT ADVISORY AGREEMENT

BETWEEN

OPPORTUNISTIC CREDIT INTERVAL FUND

AND

MOUNT LOGAN MANAGEMENT LLC

This Investment Advisory and Management Agreement (this Agreement ) is made as of the 14th day of May, 2022, by and between OPPORTUNISTIC CREDIT INTERVAL FUND, a Delaware statutory trust (the Fund ), and MOUNT LOGAN MANAGEMENT LLC, a Delaware limited liability company (the Adviser ).

WHEREAS, the Fund is a closed-end management investment company that operates as an interval fund, registered under the Investment Company Act of 1940 (the Investment Company Act );

WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940 (the Advisers Act ); and

WHEREAS, the Fund desires to retain the Adviser to furnish investment advisory services to the Fund on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.       Duties of the Adviser.

(a) The Fund hereby employs the Adviser to act as the investment adviser to the Fund and to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board of Trustees of the Fund (the Board ), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Fund s reports and/or registration statements that the Fund files with the Securities and Exchange Commission (the SEC ) from time to time; (ii) in accordance with all other applicable federal and state laws, rules and regulations, and the Fund s Declaration of Trust and by-laws as the same shall be amended from time to time; and (iii) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Fund; (iii) close and monitor the Fund s investments; (iv) determine the securities and other assets that the Fund will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund s investments and the placing of orders for other purchase or sale transactions on behalf of the Fund. In the event that the Fund determines to acquire debt financing, the Adviser will arrange for such financing on the Fund s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).

(b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a Sub-Adviser ) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Fund s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Fund, subject to the oversight of the Adviser and the Fund. The Fund shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law.

(d) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(e) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Fund and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Fund s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Fund are the property of the Fund and will surrender promptly to the Fund any such records upon the Fund s request, provided that the Adviser may retain a copy of such records.

2.       Funds Responsibilities and Expenses Payable by the Fund.

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Fund. The Fund will bear all other costs and expenses of its operations, administration and transactions, including (without limitation) those relating to: the Fund s organization; calculating the Fund s net asset value (including the cost and expenses of any independent valuation firm); effecting sales and repurchases of the Fund s shares and other securities; interest payable on debt, if any, to finance the Fund s investments; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, monitoring the Fund s financial and legal affairs for the Fund, providing administrative services, monitoring the Fund s investments and evaluating and making investments, including fees and expenses associated with performing due diligence reviews of prospective investments and advisory fees; transfer agent and custodial fees; fees and expenses associated with marketing efforts to the extent permitted by a plan of distribution adopted by the Board ; costs associated with the Fund s reporting and compliance obligations under the Investment Company Act, the Securities Exchange Act of 1934 and other applicable federal and state securities laws, and ongoing stock exchange fees; federal, state and local taxes; independent trustees fees and expenses; brokerage commissions; costs of proxy statements, shareholders reports and other communications with shareholders, including printing costs; the Fund s allocable portion of the fidelity bond, directors and officers liability insurance, errors and omissions liability insurance and other insurance premiums; direct costs and expenses of administration, including printing, mailing, telephone and staff; fees and expenses associated with independent audits and outside legal costs; investment advisory and management fees; administration fees, if any, payable under the Administration Agreement between the Fund and Mount Logan Management LLC (the Administrator ), the Fund s administrator; federal and state registration fees; all costs of registration and listing the Fund s shares on any securities exchange; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Fund or the Administrator in connection with administering the Fund s business, including payments under the Administration Agreement between the Fund and the Administrator based upon the Fund s allocable portion of the Administrator s overhead and other expenses associated with performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and the allocable portion of the costs of compensation and related expenses of the Fund s chief compliance officer and chief financial officer and their respective administrative support staffs. For the avoidance of doubt, the parties agree that the Fund will bear all expenses associated with contractual obligations of the Fund existing prior to the effective date of this Agreement, including those that may become unnecessary or redundant but cannot be terminated.

3.       Compensation of the Adviser.

The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee ( Base Management Fee ) and an incentive fee ( Incentive Fee ) as hereinafter set forth. The Fund shall make any payments due hereunder to the Adviser or to the Adviser s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or the Fund may adopt a deferred compensation plan pursuant to which the Adviser may elect, to defer all or a portion of its fees hereunder for a specified period of time.

(a) The Base Management Fee shall be calculated at an annual rate of 1.25% of the Fund s gross assets, which for purposes of this Agreement shall be equal to the Fund s total assets as reflected on its balance sheet. For services rendered under this Agreement, the Base Management Fee will be payable monthly in arrears. The Base Management fee will be calculated based on the average daily value of the Fund s gross assets during such period.

(b) The Incentive Fee shall be calculated and payable quarterly in arrears based on the pre-Incentive Fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-Incentive Fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued by the Fund during the calendar quarter, minus the Fund s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement to the Administrator, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Fund s net assets at the end of the immediately preceding calendar quarter, will be compared to a hurdle rate of 1.50% per quarter (6.0% annualized). The Fund s net investment income used to calculate this part of the Incentive Fee is also included in the amount of its gross assets used to calculate the 1.25% base management fee.

The Fund will pay the Adviser an Incentive Fee with respect to the Fund s pre-Incentive Fee net investment income in each calendar quarter as follows:

    (1)    No Incentive Fee in any calendar quarter in which the Fund s pre-Incentive Fee net investment income does not exceed the hurdle rate of 1.5%;

    (2)    100% of the Fund s pre-Incentive Fee net investment income with respect to that portion of such pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than 1.7647% in any calendar quarter; this portion of the pre-Incentive Fee net investment income (which exceeds the hurdle but is less than 1.7647%) is referred to herein as the catch-up. The catch-up is meant to provide the Adviser with 15% of the Fund s pre-Incentive Fee net investment income as if a hurdle did not apply if this net investment income exceeds 1.7647% in any calendar quarter; and

    (3)    15% of the amount of the Fund s pre-Incentive Fee net investment income, if any, that exceeds 1.7647% in any calendar quarter payable to the Adviser (once the hurdle is reached and the catch-up is achieved, 15% of all pre-Incentive Fee investment income thereafter is allocated to the Adviser). These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter.

Examples of Quarterly Incentive Fee Calculation

Scenario 1
Assumptions

Beginning Adjusted Capital = $100
Ending Adjusted Capital = $110
Average Adjusted Capital = $105
Investment Income = $2.10
Implied Yield (Investment Income / Average Adjusted Capital) = 2.00%
Hurdle Rate(1) = 1.50%
Base Management Fee(2) = 0.3125%
Other Operating Expenses(3) = 0.20%
Pre-Incentive Fee Net Investment Income
(Implied Yield (Base Management Fee + Other Administrative Expenses) = 1.4875%

Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate, therefore there is no Incentive Fee on Income payable.

Scenario 2

Assumptions

Beginning Adjusted Capital = $100
Ending Adjusted Capital = $110
Average Adjusted Capital = $105
Investment Income = $2.50
Implied Yield (Investment Income / Average Adjusted Capital) = 2.14%
Hurdle Rate(1) = 1.50%
Base Management Fee(2) = 0.3125%
Other Operating Expenses(3) = 0.20%
Pre-Incentive Fee Net Investment Income
(Implied Yield (Base Management Fee + Other Administrative Expenses) = 1.6275%
Incentive Fee on Income = 100% x Catch-Up(4)
= 100% x (1.6275% - 1.5%)
= 0.1275%

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, but does not fully satisfy the Catch-Up provision, therefore the Incentive Fee on Income is 0.1275%.

Scenario 3
Assumptions

Beginning Adjusted Capital = $100
Ending Adjusted Capital = $110
Average Adjusted Capital = $105
Investment Income = $4.00
Implied Yield (Investment Income / Average Adjusted Capital) = 3.81%
Hurdle Rate(1) = 1.50%
Base Management Fee(2) = 0.3125%
Other Operating Expenses(3) = 0.20%

Pre-Incentive Fee Net Investment Income
(Implied Yield (Base Management Fee + Other Administrative Expenses) = 3.2975%

Incentive Fee on Income = 100% x Catch-Up(4) + (15% x (Pre-Incentive Fee Net Investment Income 1.7647%))
Catch-Up = 1.7647% - 1.50%
= 0.2647%
Incentive Fee on Income = (100% x 0.2647%) + (15% x (3.2975% - 1.7647%))
= 0.2647% + (15% x 1.5328%)
= 0.2647% + 0.2299%
= 0.4946%

Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate and fully satisfies the Catch-Up provision, therefore the Incentive Fee on Income is 0.4946%.

    (1)    Represents 6.0% annualized hurdle rate.

    (2)    Represents an assumed 1.25% annualized based management fee on average adjusted capital.

    (3)    Includes expenses reimbursed to the Adviser and interest expenses and distributions paid on any issued and outstanding preferred shares, but excludes the incentive fee.

    (4)    The Catch-Up provision is intended to provide the Adviser with an incentive fee of 15.0% on all pre-incentive fee net investment income when the Fund s pre-incentive fee net investment income exceeds 1.50% and reaches up to 1.7647% in any calendar quarter.

4.       Covenants of the Adviser.

The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.       Excess Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund s portfolio, and constitutes the best net results for the Fund.

6.       Limitations on the Employment of the Adviser.

The services of the Adviser to the Fund are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Fund, so long as its services to the Fund hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Fund s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Fund, subject to the Adviser s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that trustees, officers, employees and shareholders of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, shareholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, shareholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.

7.       Responsibility of Dual Trustees, Officers and/or Employees.

If any person who is a manager, member, partner, officer or employee of the Adviser or the Administrator is or becomes a trustee, officer and/or employee of the Fund and acts as such in any business of the Fund, then such manager, member partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Fund, and not as a manager, member, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

8.       Limitation of Liability of the Adviser; Indemnification.

The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its members and the Administrator) shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Fund shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner and the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the Indemnified Parties ) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser s duties or by reason of the reckless disregard of the Adviser s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

9.       Effectiveness, Duration and Termination of Agreement.

(a) This Agreement shall become effective as of the first date above written. This Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days written notice, by the vote of a majority of the outstanding voting securities of the Fund or by the vote of the Fund s Trustees or by the Adviser. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

(b)       This Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (B) the vote of a majority of the Fund s Trustees who are not parties to this Agreement or interested persons (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(c)       This Agreement will automatically terminate in the event of its assignment (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

10.       Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11.       Amendments.

This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the Investment Company Act.

12.       Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

OPPORTUNISTIC CREDIT INTERVAL FUND

By:	/s/ Edward J. Goldthorpe

Name:	Edward J. Goldthorpe
Title:	Chief Executive Officer and President

MOUNT LOGAN MANAGEMENT LLC

By:	/s/ Edward J. Goldthorpe
Name:	Edward J. Goldthorpe
Title:	Authorized Signatory